EXHIBIT 23.a

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Bancorp:

We consent to the use of our report dated March 5, 2008, with respect to the consolidated financial statements of First Bancorp and its subsidiaries as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Elliott Davis, PLLC
Charlotte, North Carolina
February 9, 2009